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                                                                    Exhibit 23.8


                      Mindray Medical International Limited

     Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended, I, Wu Qiyao, consent to be named in the Registration Statement on Form F-1 of Mindray Medical International Limited and in all amendments and supplements thereto, as a proposed member of the board of directors of Mindray Medical International Limited

Dated: August 31, 2006

                                                    /s/  Wu Qiyao
                                                    ----------------------
                                                    Wu Qiyao